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                                                                    EXHIBIT 10.6

                          CALCULATION AGENCY AGREEMENT
                                     BETWEEN
                        MORGAN STANLEY & CO. INCORPORATED
                                       AND
                               AMB PROPERTY, L.P.

        This Calculation Agency Agreement (the "Agreement"), dated as of June __, 1998, is made between AMB Property, L.P. (the "Operating Partnership) and Morgan Stanley & Co. Incorporated (the "Calculation Agent").

        The Operating Partnership proposes to issue and sell its Reset Put Securities ("REPS(SM)") (the "Securities"), constituting a series of Securities, described in the Prospectus dated June __, 1998 (the "Prospectus") and issued pursuant to an indenture dated as of June __, 1998, as supplemented and amended from time to time (the "Indenture"), among the Operating Partnership, AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee, in an aggregate principal amount of $___________. The Securities will be issued and the terms thereof established in accordance with the Indenture, the form of security attached hereto as Appendix A (the "Form of Security") and the Prospectus included in the registration statement on Form S-11 filed with the Securities and Exchange Commission (the "Commission") (Registration No. 333-49163). The interest rate on the Securities will be___% upon issuance and may be reset in accordance with Section 3 hereof and the Form of Security. Capitalized terms used but not defined herein shall have the same meanings as in the Indenture.

        SECTION 1. Appointment of Calculation Agent. The Operating Partnership hereby appoints Morgan Stanley & Co. Incorporated as the Calculation Agent for the purpose of calculating the Coupon Reset Rate (as defined below).

        SECTION 2. Status of Calculation Agent. Any acts taken by the Calculation Agent under this Agreement or in connection with any Securities, including, specifically, but without limitation, the calculation of any interest rate for the Securities, shall be deemed to have been taken by the Calculation Agent solely in its capacity as an agent acting on behalf of the Operating Partnership and shall not create or imply any obligation to, or any agency or trust relationship with, any of the owners or holders of the Securities.

        SECTION 3. Coupon Reset Process. If the Call Option is exercised in accordance with the terms of the Form of Security and the Indenture, then the following steps (the "Coupon Reset Process") shall be taken in order to determine the interest rate to be paid on the Securities from and including the Coupon Reset Date to the Stated Maturity Date (the "Coupon Reset Rate"). The Operating Partnership and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

               (i) The Operating Partnership shall provide the Calculation Agent with (a) a list (the "Dealer List"), no later than five Business Days prior to the Coupon Reset Date,



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        containing the names and addresses of between three and five dealers, which shall include Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., from whom the Operating Partnership desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the Securities, and (b) such other material as may reasonably be requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

               (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (a) a copy of the Prospectus relating to the offering of the Securities, (b) a copy of the Form of Security and (c) a written request that each such Dealer submit a Bid to the Calculation Agent not later than 3:00 p.m., New York time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). The time on the Bid Date upon which Bids will be requested may be changed by the Calculation Agent, acting in its sole and absolute discretion to as late as 3:00 p.m. New York time. "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of all of the Securities settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Securities ("Yield to Maturity"). Each Dealer shall also be provided with (a) the name of the Operating Partnership, (b) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below), (c) the principal amount and Stated Maturity Date of the Securities and (d) the method by which interest will be calculated on the Securities.

               (iii) The purchase price to be paid by any Dealer for the Securities (the "Purchase Price") shall be equal to (a) the total principal amount of the Securities, plus (b) a premium (the "Securities Premium") which shall be equal to the excess, if any, on the Coupon Reset Date of (1) the discounted present value to the Coupon Reset Date of a bond with a maturity of June ___, 2015 which has an interest rate of ____%, semi-annual interest payments on each June __ and December __, commencing December __, 2005, and a principal amount equal to the principal amount of the Securities, and assuming a discount rate equal to the Call Option Treasury Rate over (2) the principal amount of Securities. The "Call Option Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 10-year United States Treasury Security per Telerate page 500, or any successor page not later than 3:00 p.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Operating Partnership and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page at such time, the rates on GovPX End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Operating Partnership and the Calculation Agent).

               (iv) The Calculation Agent shall provide written notice to the Operating Partnership as soon as practicable, on the Bid Date setting forth (a) the names of each of the Dealers from whom such Calculation Agent received Bids on the Bid Date, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to



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        paragraph (iii) hereof. Except as provided below, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided, however, that if such Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time; and provided further that if any two or more of the lowest Bids submitted are equivalent, the Operating Partnership shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, Morgan Stanley & Co. Incorporated in its capacity as a Dealer has the right to match the Bid with the lowest Yield to Maturity, whereby Morgan Stanley & Co. Incorporated's Bid becomes the Selected Bid. The Calculation Agent shall set the Coupon Reset Rate equal to the interest rate which would amortize the Securities Premium fully over the term of the Securities at the Yield to Maturity indicated by the Selected Bid. The Calculation Agent will notify the Dealer that submitted the Selected Bid as soon as practicable, on the Bid Date that its Bid was determined to be the Selected Bid.

               (v) Immediately after calculating the Coupon Reset Rate, the Calculation Agent shall provide written notice to the Operating Partnership and the Trustee, setting forth such Coupon Reset Rate. At the request of the Holders, the Calculation Agent will provide to the Holders the Coupon Reset Rate. The Coupon Reset Rate for such Securities will be effective from and including the Coupon Reset Date.

               (vi) The Callholder (as such term is defined in the Form of Security) shall sell such Securities to the Dealer that made the Selected Bid at the Purchase Price; such sale shall be settled on the Coupon Reset Date in immediately available funds.

               (vii) In the event that the Call Option is terminated in accordance with its terms, the Coupon Reset Process shall also terminate.

        SECTION 4. Rights and Liabilities of the Calculation Agent. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Operating Partnership made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer of the Operating Partnership's General Partner or attorney-in-fact of the Operating Partnership. The Calculation Agent may consult with counsel satisfactory to it and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

        SECTION 5. Right of Calculation Agent to Own Securities. The Calculation Agent, in its individual capacity, and its officers, employees and shareholders, may buy, sell, hold and deal in the Securities and may exercise any vote or join in any action which any holder of the



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Securities may be entitled to exercise or take as if it were not the Calculation
Agent. The Calculation Agent, in its individual capacity as such, may also engage in or have an interest in any transaction with the Operating Partnership or its affiliates as if it were not the Calculation Agent.

        SECTION 6. Duties of Calculation Agent. In acting under this Agreement in connection with the Securities, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of such Calculation Agent, in its capacity as such, shall be implied by this Agreement. In acting under this Agreement, the Calculation Agent (in its capacity as such) assumes no obligation towards, or any relationship of agency or trust for or with, the holders of the Securities.

        SECTION 7. Resignation of the Calculation Agent. The Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to the Operating Partnership and the Trustee of notice of such resignation. The Operating Partnership may appoint a new Calculation Agent other than the incumbent Calculation Agent if the incumbent Calculation Agent resigns. If a new Calculation Agent is appointed pursuant to this Section 7, the Operating Partnership shall provide the Trustee with notice thereof.

        SECTION 8. Appointment of Successor Calculation Agent. Any successor Calculation Agent appointed by the Operating Partnership shall execute and deliver to the incumbent Calculation Agent and to the Operating Partnership an instrument accepting such appointment and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the incumbent Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the incumbent Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the incumbent Calculation Agent in connection with the performance of its obligations hereunder.

        SECTION 9. Indemnification. The Operating Partnership shall indemnify and hold harmless Morgan Stanley & Co. Incorporated, or any successor Calculation Agent thereof, and their respective officers and employees from and against all actions, claims, damages, liabilities and losses, and costs and expenses related thereto (including but not limited to reasonable legal fees and costs) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims, damages, liabilities, losses, costs and expenses caused by the bad faith, gross negligence or willful misconduct of Morgan Stanley & Co. Incorporated or any successor Calculation Agent, or their respective Officers or employees. This Section 9 shall survive the termination of the Agreement and the payment in full of all obligations under the Securities, whether by redemption, repayment or otherwise.

        SECTION 10. Merger, Consolidation or Sale of Business by Calculation Agent. Any corporation or other entity into which the Calculation Agent may be merged, converted or consolidated, or any corporation or other entity resulting from any merger, conversion or


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consolidation to which such Calculation Agent may be a party, or any corporation or other entity to which such Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any document or any further act by the parties hereto.

        SECTION 11. Notices. Any notice or other communication required to be given hereunder shall be delivered in person, sent by letter, telecopy or facsimile or communicated by telephone (subject, in the case of communication by telephone, to written confirmation dispatched within twenty-four (24) hours) to the addresses given below or such other address as each party hereto may subsequently designate in writing,

     To the Operating Partnership:      AMB Property, L.P.
                                        505 Montgomery Street
                                        San Francisco, CA 94111
                                        Attn.: Chief Financial Officer
                                        Telephone No.: (415) 394-9000
                                        Telecopy No.:  (415) 394-9001

                                        With a copy to:

                                        AMB Property, L.P.
                                        505 Montgomery Street
                                        San Francisco, CA 94111
                                        Attn.: General Counsel
                                        Telephone No.: (415) 394-9000
                                        Telecopy No.:  (415) 394-9001

     To the Trustee:                    State Street Bank and Trust Company of
                                        California, N.A.
                                        633 West Fifth Street, 12th Floor
                                        Los Angeles, CA 90071
                                        Attn.: Corporate Trust Department
                                        Telephone No.: (213) 362-7345
                                        Telecopy No.:  (213) 362-7357

     To the Calculation Agent:          Morgan Stanley & Co. Incorporated
                                        1585 Broadway, 3rd Floor
                                        New York, New York 10036
                                        Attention:
                                        Telephone No.: (212) 76l-2566
                                        Telecopy No.:  (212) 76l-0580

Any notice hereunder given by telecopy shall be deemed to have been given when transmitted. Any notice hereunder given by letter shall be deemed to have been given five Business Days after mailing such notice.

        SECTION 12. Benefit of Agreement. Except as provided herein, this Agreement is solely for the benefit of the parties hereto and their successors and assigns, and no other person shall acquire or have any rights under or by virtue hereof. The terms "successors" and "assigns" shall not include any purchasers of any Securities merely because of such purchase.

        SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and performed in such State.



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        SECTION 14. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdictions or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

        SECTION 15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

        SECTION 16. Amendments. This Agreement may be amended by any instrument in writing executed and delivered by each of the parties hereto.

        IN WITNESS WHEREOF, this Agreement has been entered into as of the ___________ day of June, 1998.

                                     AMB PROPERTY, L.P.

                                     By:  AMB PROPERTY CORPORATION,
                                     as General Partner



                                     By: _______________________________________
                                          Name:
                                          Title:

                                     MORGAN STANLEY & CO. INCORPORATED



                                     By: _______________________________________
                                          Name:
                                          Title:



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                                   Appendix A

                               (Form of Security)